UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2011

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2011 (Japan Time), Verigy Ltd., a corporation organized under the laws of Singapore (“Verigy”), entered into an Implementation Agreement with Advantest Corporation (“Advantest”), dated as of March 28, 2011 (the “Implementation Agreement”), that provides for all issued and outstanding ordinary shares of Verigy to be transferred to Advantest in exchange for US$15.00 per share in cash (the “Transaction”). The Transaction will be structured as a scheme of arrangement under Singapore law, and is subject to the approval of Verigy’s shareholders. However, Advantest has the right, subject to the prior written consent of Verigy, to elect to effect the Transaction by way of a tender offer pursuant to the terms and conditions set forth in the Implementation Agreement.

Verigy has made certain representations, warranties and covenants in the Implementation Agreement, including, among others, representations regarding its financial statements, capital structure, employee benefit and labor matters, intellectual property and environmental matters, and among others, covenants to (i) use commercially reasonable efforts to conduct its business in the ordinary course, in substantially the same manner as previously conducted, during the interim period between the execution of the Implementation Agreement and the consummation of the Transaction and (ii) file the Scheme of Arrangement and a proxy statement with the High Court of the Republic of Singapore (the “Court”) and the Securities and Exchange Commission (“SEC”), respectively, and convene and hold a meeting of its shareholders to consider and vote upon the Implementation Agreement, the Scheme of Arrangement and other transactions contemplated by the Implementation Agreement.

The completion of the Transaction is subject to various customary conditions, including (i) obtaining the approval of the Verigy shareholders, (ii) the Court’s approval of the Scheme of Arrangement, (iii) the absence of any applicable legal requirements prohibiting the Transaction, (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory approvals, (v) subject to certain exceptions, the accuracy of the representations and warranties of each party, and (vi) the performance in all material respects by each party of its obligations under the Implementation Agreement. The completion of the Transaction is also conditioned on obtaining certain third party consents as set forth in the Implementation Agreement.

Verigy and Advantest may terminate the Implementation Agreement at any time prior to the effective time of the Transaction under specified circumstances, including (i) by mutual written consent, (ii) if the Transaction is not consummated on or before May 18, 2012, (iii) if a governmental restraint prevents the consummation of the Transaction, (iv) if the requisite shareholder approvals have not been obtained or the Court refuses to approve the Scheme of Arrangement, or (v) upon the other party’s uncured breach of any material representation, warranty or obligation under the Implementation Agreement. If the Implementation Agreement is terminated under circumstances specified in the Implementation Agreement, Verigy or Advantest, as the case may be, will be required to pay the other party an amount equal to US$7.5 million.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Implementation Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Implementation Agreement contains representations and warranties that Verigy and Advantest made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Implementation Agreement and may be subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Implementation Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise, and all investors should read the Implementation Agreement, together with the other information concerning Verigy and Advantest that each company publicly files in reports and statements with the SEC.

Additional Information and Where You Can Find It

On March 28, 2011 (Japan Time), Advantest and Verigy entered into a definitive agreement providing for a business combination of the two companies. In connection with the proposed transaction, Verigy will file a proxy statement with the SEC. The proxy statement will be mailed to the shareholders of Verigy. Investors and shareholders of Verigy are urged to read the proxy statement when it becomes available because it will contain important information about Verigy and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by Advantest or Verigy with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Advantest by contacting Advantest Investor Relations Section by e-mail at satsuki.tsuruta@jp.advantest.com or by telephone at (81-3) 3214-7570, or filed with the SEC by Verigy by contacting Verigy Investor Relations by e-mail at judy.davies@verigy.com or by telephone at 1-408-864-7549. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any decision with respect to the proposed transaction.

Each of Advantest, Verigy and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Verigy shareholder in favor of the proposed transaction. Information regarding Advantest’s directors and executive officers who may be considered to be participants is available in the Schedule 14A filed with the SEC by Advantest on March 22, 2011. Information about the directors and executive officers of Verigy and their respective interests in the proposed transaction will be available in the proxy statement. Additional information regarding the Verigy directors and executive officers is also included in Verigy’s Report on Form 10-K, which was filed with the SEC on December 13, 2010 and its amended Annual Report on Form 10-K/A, which was filed with the SEC on February 25, 2011. As of February 14, 2011, Verigy’s directors and executive officers beneficially owned approximately 1,988,016 shares, or 3.3 percent, of Verigy’s ordinary shares. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Advantest and Verigy at the e-mail addresses and phone numbers listed above.

Item 1.02	Termination of a Material Definitive Agreement.

On March 25, 2011, the Agreement and Plan of Merger, dated as November 17, 2010, by and among Verigy, Alisier Limited, a corporation organized under the laws of Singapore (“Holdco”), Lobster-1 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Verigy, Lobster-2 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Holdco, and LTX-Credence Corporation (“LTXC”), a Massachusetts corporation (the “Merger Agreement”) was terminated. A description of the material terms of the Merger Agreement can be found in the Current Report on Form 8-K filed by Verigy on November 18, 2010, and is incorporated herein by reference. In connection with the termination of the Merger Agreement, Verigy has paid LTXC a termination payment of $15 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Entry into an Acquisition Payment Agreement with Mr. Keith L. Barnes

On March 25, 2011, Verigy and Keith L. Barnes, chairman of Verigy’s board of directors, entered into an Acquisition Payment Agreement (the “Payment Agreement”).

Pursuant to the Non-Competition Agreement between Mr. Barnes and Verigy, dated November 17, 2010 (the “Non-Competition Agreement”), in the event of a change of control on or before December 31, 2011, Mr. Barnes would receive a cash amount equal to $1,164,816, representing the sum of his base salary and his annual target bonus in effect as of December 31, 2010, the last day of his employment with Verigy. As an incentive for Mr. Barnes to continue leading Verigy through the Transaction, the Compensation Committee of the Board of Directors determined that it was in the best interests of the Company and its shareholders that Mr. Barnes receive the change of control benefit if the Transaction closes, regardless of whether it closes before December 31, 2011. Pursuant to the Payment Agreement, Mr. Barnes will be entitled to receive a single lump sum amount equal to $1,164,816, payable in cash and subject to any applicable tax reporting and withholding, if the Transaction is consummated on or after January 1, 2012 and on or before the later of (x) the Termination Date (as defined in the Implementation Agreement as 11:59 pm (U.S. Pacific Time) on May 18, 2012) or (y) May 18, 2012. If the Transaction is consummated before January 1, 2012, Mr. Barnes will be entitled to receive an amount equal to $1,164,816 pursuant to the terms of the Non-Competition Agreement and will not receive any payment pursuant to the Payment Agreement.

The above summary is qualified in its entirety by the full text of the Payment Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Severance Agreements for Non-U.S. Officers

In 2006, the Board of Directors approved change of control and severance benefits for Verigy’s officers that included benefits for voluntary termination for “good reason.” When the change of control and severance agreements for the non-U.S. officers were approved, they did not include provisions for cash severance for either involuntary termination without cause or voluntary termination with “good reason” because the company was advised that such payments were mandated under applicable law in Germany and France, the two non-U.S. countries where Verigy has officers, making contractual terms providing for such payments unnecessary. Verigy, however, recently learned that while applicable law in Germany and France does provide for cash severance for involuntary termination without cause, there is no similar benefit under the law if the officer were to voluntarily terminate for “good reason.” Accordingly, the Compensation Committee of the Board of Directors approved entering into agreements with the non-U.S. officers that provide for cash severance payments in the event of termination for “good reason,” as was originally intended, as described below.

Addendum to the Managing Director’s Service Contract with Mr. Hans-Jürgen Wagner

Verigy’s subsidiary in Germany will enter into an addendum to the managing director’s service contract (the “Wagner Addendum”) with Mr. Hans-Jürgen Wagner, Verigy’s Vice President, SOC Test. Under the Wagner Addendum, the parties agreed to add a termination indemnity provision to the existing service contract governing Mr. Wagner’s employment with Verigy’s subsidiary in Germany.

The Wagner Addendum provides that in the event Mr. Wagner voluntarily terminates his service contract within 3 months of the occurrence of an event constituting “good reason” (as defined in the Wagner Addendum) and on account of an event constituting good reason, and the event occurs during the period from 3 months before, to 24 months following, a “change of control” (as defined in the Wagner Addendum) of Verigy or at any time more than 3 months prior to a change of control of Verigy if termination is at the request of an acquirer (in each case, a “Wagner Termination Event”), Verigy shall pay Mr. Wagner a lump sum amount equal to the indemnity he would be entitled to in case of dismissal, calculated according to the law provisions in force on the date of the Wagner Termination Event, less any applicable withholding of taxes and applicable social security contributions (the “Wagner Termination Indemnity”). Payment of the Wagner Termination Indemnity will be subject to Mr. Wagner’s entering into a settlement and release agreement following the termination of the service contract.

The above summary is qualified in its entirety by the full text of the Wagner Addendum, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Entry into an Addendum to the Employment Contract with Mr. Pascal Rondé

On March 25, 2011, Verigy’s subsidiary in France entered into an addendum to the employment contract (the “Rondé Addendum”) with Mr. Pascal Rondé, Verigy’s Vice President, Sales, Service and Support. Under the Rondé Addendum, the parties agreed to add a termination indemnity provision to the existing service contract governing Mr. Rondé’s employment with Verigy’s subsidiary in France.

The Rondé Addendum provides that in the event Mr. Rondé terminates his employment within 3 months of the occurrence of an event constituting “good reason” (as defined in the Rondé Addendum) and such event occurs during the period from 3 months before, to 24 months following, a “change of control” (as defined in the Rondé Addendum) of Verigy or at any time more than 3 months prior to a change of control of Verigy if termination is at the request of an acquirer (in each case, a “Rondé Termination Event”), Verigy shall pay Mr. Rondé a lump sum amount equal to the indemnity he would be entitled to in case of dismissal, calculated according to the law provisions, or the applicable collective bargaining agreement, in force on the date of the Rondé Termination Event (the “Rondé Termination Indemnity”). Payment of the Rondé Termination Indemnity will be subject to Mr. Rondé’s entering into a settlement and release agreement following the termination of the employment contract and social security contributions applicable on the date of payment.

The above summary is qualified in its entirety by the full text of the Rondé Addendum, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01	Other Events.

On March 27, 2011, Verigy issued a press release announcing the termination of the Merger Agreement. On March 28, 2011 Verigy and Advantest issued a joint press release announcing the execution of the Implementation Agreement.

The press releases are attached as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Implementation Agreement, between Advantest Corporation, a corporation organized under the laws of Japan and Verigy Ltd., a corporation organized under the laws of Singapore, dated March 28, 2011 (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1	Acquisition Payment Agreement, between Verigy and Keith L. Barnes, executed as of March 25, 2011.

10.2	Form of Addendum to the Managing Director’s Service Contract, between Verigy Germany GmbH and Hans-Jürgen Wagner.

10.3	Addendum to the Employment Contract, between Verigy France and Pascal Rondé, executed as of March 25, 2011.

99.1	Press release issued by Verigy Ltd., dated March 27, 2011.

99.2	Joint Press release issued by Verigy Ltd. and Advantest Corporation, dated March 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ MARGO M. SMITH
Margo M. Smith, Vice President & General Counsel

Date: March 28, 2011